Exhibit 99.1

Apple Hospitality REIT Announces Executive Leadership Transition Plan

Chief Operating Officer Krissy Gathright to join Board of Directors; expected to retire from COO role in 2020

Chief Financial Officer Bryan Peery expected to retire in 2020

RICHMOND, Va. (March 25, 2019) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) announced today that the Company’s Board of Directors has appointed Kristian Gathright to the Board of Directors, effective March 22, 2019, and that Mrs. Gathright plans to retire from her role with the Company as Executive Vice President and Chief Operating Officer in the first quarter of 2020. The Company also announced today that Executive Vice President and Chief Financial Officer Bryan Peery intends to retire from the Company in the first quarter of 2020.

Apple Hospitality is working with an executive search firm, with a focus on external candidates, for a successor Chief Financial Officer. The Company will utilize the depth of its existing team and the new Chief Financial Officer to transition the responsibilities of Mrs. Gathright and Mr. Peery. Mrs. Gathright and Mr. Peery plan to remain with the Company over the next year to assist with an orderly transition and ensure an efficient and seamless integration of the new structure.

Justin Knight, the Company’s President and Chief Executive Officer, noted, “I cannot thank Krissy and Bryan enough for their dedication to the Apple REIT Companies and our shareholders throughout their careers, and we greatly appreciate their ongoing commitment to the Company during this transition. Their ability to produce results and develop Apple Hospitality and our team has been exceptional. I am excited Krissy has joined our Board of Directors, where we will continue to benefit from her outstanding industry knowledge and strategic expertise. Krissy and Bryan have been instrumental in making Apple Hospitality what it is today, and while I will miss my daily interactions with each of them upon their departures, we have an incredible team that I am confident will continue to drive the Company’s success.”

Mrs. Gathright was the first employee of the Apple REIT Companies, which began in 1999. She has played a vital role in the Companies’ growth and accomplishments, and through her leadership, passion and diligence, has made Apple Hospitality a leader in operational excellence and efficiency. In conjunction with her role with the Company, she has developed outstanding industry knowledge and experience through her involvement with brands, operators and organizations that support the hotel industry. Mrs. Gathright’s appointment to the Apple Hospitality Board of Directors increases its size from eight to nine members. She will stand for election as a Board-recommended nominee at the 2019 Annual Meeting of Shareholders. Her anticipated retirement in 2020 is not expected to impact her status as a Board member. Mrs. Gathright also serves on the Board of Directors of the American Hotel and Lodging Association, as President of the Courtyard Franchise Advisory Council, and on the distribution advisory councils for Marriott and Hilton. She holds a Bachelor of Science degree, Graduate with Distinction, in Accounting from the McIntire School of Commerce at the University of Virginia.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (REIT) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 243 hotels with more than 31,000 guest rooms located in 88 markets throughout 34 states. Franchised with industry-leading brands, the Company’s portfolio comprises 114 Marriott-branded hotels, 128 Hilton-branded hotels and one Hyatt-branded hotel. For more information, please visit www.applehospitalityreit.com.

Forward-Looking Statements Disclaimer

Certain statements contained in this press release other than historical facts may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of Apple Hospitality to effectively acquire and dispose of properties; the ability of Apple Hospitality to implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality’s business, assets or classification as a real estate investment trust. Although Apple Hospitality believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality will be achieved. In addition, Apple Hospitality’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code. Readers should carefully review Apple Hospitality’s financial statements and the notes thereto, as well as the risk factors described in Apple Hospitality’s filings with the Securities and Exchange Commission, including, but not limited to, in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. Any forward-looking statement that Apple Hospitality makes speaks only as of the date of such statement. Apple Hospitality undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804‐727‐6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.